UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 4.1
Exhibit 4.2
Exhibit 99.1

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Secured Notes due 2021

Overview

On February 24, 2011, Virgin Media Inc. (the “Company”) and certain of its subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., BNP Paribas, HSBC Securities (USA) Inc., The Royal Bank of Scotland plc, Goldman, Sachs & Co., J.P. Morgan Securities Ltd. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers of the U.S. dollar denominated notes (the “Dollar Initial Purchasers”) and BNP Paribas, Deutsche Bank AG, London Branch, HSBC Bank plc, The Royal Bank of Scotland plc, Goldman Sachs International,  J.P. Morgan Securities Ltd. and UBS Limited, on behalf of themselves and as representatives of the several initial purchasers of the sterling denominated notes (the “Sterling Initial Purchasers” and, together with the Dollar Initial Purchasers, the “Initial Purchasers”), pursuant to which the Company’s indirect, wholly-owned subsidiary, Virgin Media Secured Finance PLC (the “Issuer”), agreed to issue and sell to the Dollar Initial Purchasers $500 million aggregate principal amount of 5.25% Senior Secured Notes due 2021 (the “Dollar Notes”) and to the Sterling Initial Purchasers £650 million aggregate principal amount of  5.50% Senior Secured Notes due 2021  (the “Sterling Notes” and, together with the Dollar Notes, the “Notes”) in accordance with the terms and conditions set forth in the Purchase Agreement. The Dollar Notes were sold to the Dollar Initial Purchasers at 98.586662% of the principal amount thereof and the Sterling Notes were sold to the Sterling Initial Purchasers at 98.216028% of the principal amount thereof. Closing occurred on March 3, 2011.

The Dollar Notes will bear interest at a rate of 5.25% per annum and the Sterling Notes will bear interest at a rate of 5.50% per annum. The Issuer will pay interest on the Notes on January 15 and July 15 of each year, beginning July 15, 2011. The Notes will mature on January 15, 2021.

The Notes were issued pursuant to an Indenture dated as of  March 3, 2011 (the “Indenture”), among the Issuer, the Company, the other guarantors named therein, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and have been offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Ranking

The Notes are senior secured indebtedness of the Issuer, rank equally in right of payment with all existing and future senior indebtedness of the Issuer, including its guarantee of the Company’s senior credit facility and its existing senior secured notes due 2018, and are senior in right of payment to all existing and future subordinated indebtedness of the Issuer. The Notes are, subject to certain exceptions, secured by the same assets that secure the Company’s senior credit facility and its existing senior secured notes due 2018, and will share in any enforcement proceeds on a pari passu basis.

Guarantors

The Notes are guaranteed on a senior basis by the Company, Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (“VMIH”) and certain of its subsidiaries, and certain other operating companies, which are subsidiaries of the Company but not of VMIH. Each subsidiary of the Company that is currently guaranteeing the Company’s senior credit facility will provide a guarantee for the benefit of the Notes.

Security

The Notes and the secured guarantees of the Notes are secured by liens on substantially the same assets that secure the Company’s senior credit facility and its existing senior secured notes due 2018, subject to certain exceptions. Holders of the Notes will share in any enforcement proceeds with respect to such assets on a pari passu basis with the lenders under the Company’s senior credit facility and the Holders of its exisiting senior secured notes due 2018. The Company has guaranteed the Notes on an unsecured basis.

Impact of Investment Grade Status

The Company has been informed by the rating agencies Fitch, Moody’s and Standard & Poor’s that their ratings for the Notes are an investment grade rating.   So long as at least two of Fitch, Moody’s or Standard & Poor’s continue to provide an investment grade rating for the Notes and no default or event of default under the Indenture has occurred or is continuing (the “Suspension Period”), (i) most of the operating covenants governing the Notes will be suspended and (ii) the Company will be able to release the collateral securing the Notes and the Note guarantors from many of the Note guarantees if the same collateral and guarantees are released that support the Company’s senior credit facility, its existing senior secured notes due 2018 and any other pari passu secured obligations that are outstanding at that time.  As a result, during the Suspension Period, holders of the Notes will have less protection under the operating covenants and the Notes could become unsecured and have the support of limited guarantees at a later date.

Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. The ratings currently assigned to the Notes are dependent upon economic conditions and other factors affecting credit risk that are outside the Company’s control. Any adverse change in these credit ratings could adversely affect the trading price for the Notes.

Optional Redemption

The Issuer may redeem each series of the Notes, in whole or in part, at any time at a redemption price equal to the principal amount of the Notes to be redeemed, plus the applicable premium (as defined in the Indenture), plus any accrued and unpaid interest and additional amounts to the redemption date.

Change of Control

If a change of control occurs, as defined in the Indenture governing the notes, the Issuer will be required to make an offer to repurchase the notes at 101% of their principal amount, plus any accrued and unpaid interest and additional amounts to the date of repurchase.

Covenants

So long as at least two of Fitch, Moody’s and Standard & Poor’s continue to provide an investment grade rating for the Notes and no default or event of default under the Indenture is continuing, the Indenture governing the Notes and the guarantees of the Notes will restrict the ability of VMIH and its subsidiaries and certain other guarantors to, among other things:

• create liens;

• merge or consolidate or transfer all or substantially all of its assets; and

• materially adversely impair the liens granted with respect to the collateral.

If at any time, any two of Fitch, Moody’s or Standard & Poor’s assigns the Notes a rating below investment grade or an event of default has occurred or is continuing, then in addition to the above covenants, the Indenture governing the Notes and the guarantees of the Notes will also restrict the ability of VMIH and its subsidiaries and certain other guarantors to, among other things:

• incur or guarantee additional indebtedness;

• pay dividends or make other distributions, or redeem or repurchase equity interests or subordinated obligations;

• make investments;

• sell assets, including the capital stock of subsidiaries;

• enter into agreements that restrict the restricted subsidiaries’ ability to pay dividends, transfer assets or make intercompany loans;

• enter into transactions with affiliates; and

• enter into sale/leaseback transactions.

Events of Default

The Indenture provides for customary events of default (subject, in certain cases, to receipt of notice of default and/or customary grace and cure periods), including, but not limited to, (i) non-payment, (ii) breach of covenants in the Notes, Indenture, security documents or intercreditor deeds, (iii) payment defaults under, or acceleration of, certain other indebtedness, (iv) failure to pay certain judgments, and (v) certain events of bankruptcy and insolvency. The occurrence of an event of default would generally permit or require the principal of and accrued interest on the Notes to become or be declared immediately due and payable.

Intercreditor Arrangements

Pursuant to the terms of the Company’s existing group intercreditor deed, Deutsche Bank AG, London Branch, as security trustee under the Company’s existing senior credit facility and its existing senior secured notes due 2018, controls the security and any enforcement actions in respect thereof and will generally take its instructions from the lenders under the senior credit facility or, upon repayment in full of that facility, any refinancing facility designated by the Company. If, for a  period of  60 consecutive business days, the aggregate outstanding principal amount and undrawn uncancelled commitments under the senior credit facility (or, upon repayment in full of that facility, any  refinancing facility designated by the Company) is (i) less than £1 billion and (ii) represents less than 60% of the aggregate outstanding principal amount and undrawn uncancelled commitments under all senior secured debt, then control of any enforcement actions with respect to the security will pass to the holders of the majority of all outstanding pari passu senior secured debt.

Registration Rights Agreement

In connection with the issuance of the Notes, the Issuer, the Company, Virgin Media Finance PLC and VMIH entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated as of March 3, 2011, in which they agreed to offer to exchange the Notes and guarantees for a new issue of substantially identical notes and guarantees registered under the Securities Act (“Exchange Securities”). Under the terms of the Registration Rights Agreement, these parties have agreed to use their reasonable best efforts to file a registration statement in respect of an offer to exchange the Notes and guarantees for Exchange Securities not later than 365 days from the date of issue of the Notes, and to cause such registration statement to be declared effective by the Securities and Exchange Commission not later than 395 days from the date of issue of the Notes. In the case of a default on the registration obligations under the Registration Rights Agreement, additional interest, up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured.

Net Proceeds

The Company estimates that the net proceeds from the sale of the Notes, utilizing the exchange rate at February 18, 2011 of $1.63 per £1.00, were approximately £940 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use part of the net proceeds from the notes offering to prepay a portion of its A and B Tranches under its senior credit facility and to use the remainder for general corporate purposes. Specifically, the Company intends to prepay approximately £533 million of its A Tranche, and approximately £367 million of its B Tranche that are currently scheduled for payment in 2015.

Copies of the Indenture and the Registration Rights Agreement are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference. The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to these exhibits.

A copy of a press release issued by the Company on March 3, 2011 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

4.1

Indenture, dated as of March 3, 2011, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

4.2

Registration Rights Agreement, dated as of March 3, 2011, among Virgin Media Secured Finance PLC, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and the initial purchasers party thereto.

99.1	Press release, dated as of March 3, 2011, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2011	VIRGIN MEDIA INC.

	By:	/s/ Scott Dresser
Scott Dresser
Secretary

EXHIBIT INDEX

Exhibit	Description
4.1

Indenture, dated as of March  3, 2011, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

4.2

Registration Rights Agreement, dated as of March 3, 2011, among Virgin Media Secured Finance PLC, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and the initial purchasers party thereto.

99.1	Press release, dated as of March 3, 2011, issued by Virgin Media Inc.